SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report:
                                  June 18, 2002

                           Corniche Group Incorporated
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               (Exact name of registrant as specified in charter)


  Delaware                       0-10909                     22-2343568
-------------------         -----------------          ---------------------
(State or other              (Commission File             (IRS Employer
jurisdiction of                Number)                    Identification No.)
incorporation)


                    610 South Industrial Boulevard, Suite 220
                               Euless, Texas 76040
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  817-283-4250


                                 Not Applicable
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            (Former Address, if changed since Last Report) (Zip Code)

Item 5.  Other Events and Regulation FD Disclosure.

         Corniche Group Incorporated, a Delaware corporation ("Corniche"), StrandTek International, Inc., a Delaware corporation ("StrandTek"), certain of StrandTek's principal shareholders, and certain individual lenders to StrandTek have terminated the Stock Contribution Exchange Agreement and Supplemental Disclosure Agreement entered into on January 7, 2002, as amended (collectively referred to as the "Agreements"). Pursuant to the Agreements, Corniche would have acquired StrandTek in a stock transaction whereby the participating shareholders of and lenders to StrandTek would have acquired control of Corniche.

         The Agreements were terminated because certain closing conditions were not satisfied. Pursuant to the terms of the Agreements, StrandTek is obligated to repay to Corniche loans in the aggregate amount of $1,250,000, plus interest from the date of their advance. Pursuant to letters exchanged between Corniche and StrandTek incident to the termination, such loans are due to be repaid on or prior to July 31, 2002.

         Related to the termination of the Agreements, Corniche will rescind of the notice of redemption of its Series A $0.07 Convertible Preferred Stock, which had been made conditional on the closing of the StrandTek transaction. All of the Series A Preferred Stock certificates tendered for redemption will be returned to the holders of such shares.

         Corniche will continue to seek new business opportunities to enhance shareholder value.

         Regulation FD. This report on Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.


Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1.  Press Release

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CORNICHE GROUP INCORPORATED


                                         By: /s/James Fyfe
                                             Name: James Fyfe
                                             Title: Chairman


Dated:  June 18, 2002

Exhibit 99.1  Press Release.


          CORNICHE GROUP INCORPORATED ANNOUNCES THE TERMINATION OF THE
               AGREEMENT TO ACQUIRE STRANDTEK INTERNATIONAL, INC.

Euless, TX, June 18, 2002.  Corniche Group Incorporated (the "Corniche") (OTCBB:
CNGI) today announced that StrandTek International, Inc. and it have mutually agreed to terminate the agreement entered into on January 7, 2002 and pursuant to which Corniche would have acquired StrandTek in a stock transaction whereby the principal shareholders of StrandTek would have acquired control of Corniche. The agreement was terminated because certain of the conditions necessary to closing the transaction were not satisfied.

In addition, Corniche announced the rescission of the notice of redemption of its Series A $0.07 Convertible Preferred Stock, which had been made conditional on the closing of the StrandTek transaction. All of the Series A Preferred Stock certificates tendered for redemption will be returned to the holders of such shares.

Corniche will continue to seek new business opportunities to enhance shareholder value.


For further information please contact:

Paul L. Harrison or James Fyfe of Corniche Group Incorporated on 011 44 207 839 7005.